                                    SPLASH - XEROX
                                     OEM PURCHASE
                                      AGREEMENT




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                                  TABLE OF CONTENTS

I.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

II.  PRODUCT DEVELOPMENT . . . . . . . . . . . . . . . . . . . . . . . . .  7

III.  PURCHASE AND SALE OF SPLASH PRODUCT. . . . . . . . . . . . . . . . . 10

IV.  DOCUMENTATION AND SUPPORT . . . . . . . . . . . . . . . . . . . . . . 14

V.  QUALITY ASSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 16

VI.  TERM AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . 18

VII.  MANUFACTURING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

VIII.  RIGHTS AND LICENSES . . . . . . . . . . . . . . . . . . . . . . . . 20

IX.  SPLASH PRODUCT CHANGES. . . . . . . . . . . . . . . . . . . . . . . . 25

X.  AGENCY APPROVAL AND SAFETY . . . . . . . . . . . . . . . . . . . . . . 27

XI.  WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

XII.  MAINTENANCE SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . 30

XIII.  TRAINING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

XIV.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

XV.  CONFIDENTIAL AND PROPRIETARY INFORMATION. . . . . . . . . . . . . . . 31

XVI.  LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . . . . . . . . 33

XVII.  EXPORT CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . 34

XVIII.  INDEPENDENT PRODUCT DEVELOPMENT. . . . . . . . . . . . . . . . . . 34

XIX.  FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

XX.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

XXI.  POINTS OF CONTACT. . . . . . . . . . . . . . . . . . . . . . . . . . 35

XXII.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

XXIII.  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

XXIV.  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35




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
XXV.  [*]

XXVI.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

XXVII.  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

XXVIII.  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

XXIX.  ETHICAL STANDARDS . . . . . . . . . . . . . . . . . . . . . . . . . 36

XXX.  ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

XXXI.  NONPUBLICITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

XXXII.  CONTROLLING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . 38

XXXIII.  REMEDIES CUMULATIVE . . . . . . . . . . . . . . . . . . . . . . . 38

XXXIV.  INTEGRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

XXXV.  RELATIONSHIP OF THE PARTIES . . . . . . . . . . . . . . . . . . . . 39

ATTACHMENT I-SPLASH PRODUCT  . . . . . . . . . . . . . . . . . . . . . . . 54

ATTACHMENT II-SPLASH TRADEMARK GUIDELINES. . . . . . . . . . . . . . . . . 55

ATTACHMENT III-AURORA FEATURES LIST. . . . . . . . . . . . . . . . . . . . 56

ATTACHMENT IV UPCC TABLE AND OPTION PRICING. . . . . . . . . . . . . . . . 85

ATTACHMENT V-PROTOTYPE DELIVERY. . . . . . . . . . . . . . . . . . . . . . 87

ATTACHMENT VI-QCD TABLE. . . . . . . . . . . . . . . . . . . . . . . . . . 88

ATTACHMENT VII-XEROX DELIVERABLES TO SPLASH. . . . . . . . . . . . . . . . 93

ATTACHMENT VIII-SPLASH DELIVERABLES TO XEROX . . . . . . . . . . . . . . . 94

ATTACHMENT IX-AGENCY APPROVAL AND CERTIFICATION LIST . . . . . . . . . .  102

ATTACHMENT X-SPLASH END USER LICENSE AGREEMENT . . . . . . . . . . . . .  110

ATTACHMENT XI-MULTINATIONAL PROCESS CERTIFICATION GUIDELINES
FOR END ITEMS AND ACQUIRED PRODUCTS. . . . . . . . . . . . . . . . . . .  113

ATTACHMENT XII-XEROX QUALITY ASSURANCE . . . . . . . . . . . . . . . . .  114

ATTACHMENT XIII-CONTACT LIST . . . . . . . . . . . . . . . . . . . . . .  115




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This Agreement is made and entered into between Splash Technology, Inc., a corporation organized under the laws of the State of Delaware, with its principal offices at 555 Del Rey Avenue, Sunnyvale, California 94086, (hereinafter referred to as "Splash") and Xerox Corporation, a corporation organized under the laws of the State of New York, U.S.A., with an office at 800 Long Ridge Road, Stamford, Connecticut 06904 (hereinafter referred to as "Xerox") and such Xerox Affiliates (as defined below) as agreed in writing to be bound by the terms and conditions hereof, and shall be effective as of January __, 1998 ("Effective Date"), upon the terms and conditions set forth below.

                                   I.  DEFINITIONS

1.01 "CONFIDENTIAL INFORMATION" shall mean any information disclosed by one party to the other, which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary", or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked "Confidential" or "Proprietary" by the disclosing party and sent to the non-disclosing party within [*] of such disclosure for review and acceptance thereof. Without limiting the foregoing, the Splash Software shall be considered to be Splash's Confidential Information and the Xerox Software shall be considered to be Xerox' Confidential Information.

1.02 "DFE" shall mean an electronic device that accepts electronic files via, including among other means, the network and local connections, interprets the files to raster format and sends them to a marking engine for printing. The files are typically Page Description Language such as [*]. In addition, video information, if available, can be received from the marking engine to enable scanning from the copier platen.

1.03 "DELIVERABLES" shall mean deliverables of a party to be provided to the other party hereunder. Xerox deliverables are listed in Attachment VII and Splash deliverables are listed in Attachment VIII.

1.04 "DERIVATIVE WORKS" shall have the meaning ascribed to it under the United States Copyright Law, Title 17 U.S.C. Sec. 101 ET. SEQ., as interpreted under applicable case law.

1.05 "DEVELOPED TECHNOLOGY" shall mean Technology developed by a party within the scope of this Agreement and after the Effective Date of this Agreement.

1.06 "INTELLECTUAL PROPERTY RIGHTS" shall mean all rights in, to, or arising out of: (i) any U.S., or foreign patent or any application therefor and any and all provisionals, reissues, divisions, continuations, renewals, extensions and
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continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world.

1.07 "IOT" shall mean Image Output Terminal or marking device [*], to be incorporated into the Xerox Product.

1.08 "JOINTLY DEVELOPED TECHNOLOGY" shall mean Technology developed jointly by the parties after the Effective Date of this Agreement. Except for copyrightable subject matter, determination of Jointly Developed Technology shall be made under the rules of inventorship of United States patent law, whether or not such Technology is patentable. Excluding copyrightable subject matter, each party shall be free to use the Jointly Developed Technology without accounting to the other party, except as provided for in this Agreement.

1.09 "LAUNCH DATE" shall mean the date Xerox, Xerox Canada Inc., or Xerox Limited first generally offers the System, [*], to end user customers by placement of the System on the Xerox, Xerox Canada Inc., or Xerox Limited commercial price list or its equivalent.

1.10 "OBJECT CODE" shall mean computer code in executable format including associated data files required for intended operation.

1.11 "PROTOTYPES" shall mean prototypes of the Splash Product, including hardware (working models of any equipment suitable for test by Xerox, whether manufactured with soft or hard tooling) and software. Unless otherwise specifically agreed by the parties in writing, all such Prototypes shall conform in all material respects to applicable specifications.

1. 12 "REGULATORY AGENCY" shall mean any regulatory agency or other body, governmental or private, including but not limited to agencies regulating product safety and/or electromagnetic emissions, the approval of which is required by Xerox or the government of any jurisdiction in which Xerox elects to market the Splash Product. As additionally detailed in 10.02, examples of non-governmental regulatory agencies, the standards of which Splash shall be obligated to have the Splash Product meet, shall include Underwriter's Laboratory ("UL") and the Canadian Standards Association ("CSA"). The complete list of Agency Approvals is contained in Attachment IX.


1.13 "SPLASH PRODUCT" shall mean the DFE [*] for Xerox' IOT as more fully described in Attachment I, including the Splash Software, Xerox Software, Third
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Party Software, hardware, associated spares, listed therein and modifications, enhancements and improvements thereto which are made pursuant to Article IX herein.

1.14 "SPLASH SOFTWARE" shall mean the Splash software to be incorporated into the Splash Product, including but not limited to the Splash Software listed in Attachment I.

1.15 "SPLASH UNDERLYING TECHNOLOGY" shall mean (i) Technology which was owned by or licensed to Splash by a third party prior to the Effective Date of this Agreement and (ii) Technology developed solely by Splash after the Effective Date but outside the scope of this Agreement.

1.16 "SYSTEM" shall mean a [*] copier and printer for [*] applications or directly related applications, which is the intended combination of the Xerox Product with the Splash Product and which is offered for sale or lease to customers of Xerox and Xerox Affiliates.

1.17 "SYSTEMIC DEFECT" shall mean a defect not due to a fault of Xerox, a Xerox Affiliate, or the IOT, that, during the term of this Agreement or the warranty period applicable to Splash Products in the field, whichever is longer, causes the Splash Product to fail to conform in all material respects to the specifications set forth in Attachment I and which occurs in identical or substantially similar form or from a substantially similar cause in at least (i) [*] of the field population of Splash Product or (ii) [*] of the field installations during a [*] period.

1.18 "TECHNOLOGY" shall mean all technology, including all know-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, software, files, data-bases, works of authorship, processes, devices and hardware.

1.19 "THIRD PARTY SOFTWARE" shall mean software licensed by a third party to Splash (including, without limitation, any software licensed by Splash from a Postscript provider and incorporated into the Splash Product or any Splash Deliverable.

1.20    "XEROX" shall only mean Xerox Corporation.

1.21 "XEROX AFFILIATES" shall mean Xerox Canada Inc., Xerox Limited, and Fuji Xerox Co. Ltd., and any entity, which is 50% or more, owned directly or indirectly by Xerox Corporation or Xerox Limited.

1.22 "XEROX PRODUCT" shall mean the Xerox software and IOT provided by Xerox that when combined with the Splash Product completes the System.

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1.23   "XEROX SOFTWARE" shall mean the Xerox software to be incorporated into the Splash Product, including but not limited to [*].

1.24 "XEROX UNDERLYING TECHNOLOGY" shall mean (i) Technology which was owned by or licensed to Xerox by a third party prior to the Effective Date and
(ii) Technology that is developed solely by Xerox after the Effective Date but outside the scope of this Agreement.


                               II.  PRODUCT DEVELOPMENT

2.01   PROTOTYPE DEVELOPMENT AND DELIVERY

       (a) Splash shall use all reasonable efforts to develop and deliver to Xerox the Splash Deliverables and the Prototypes in accordance with the schedule and in the quantities set forth in Attachment V. Splash's obligation under this
Section 2.01(a) is expressly conditioned upon Xerox delivering to Splash all Xerox Deliverables in accordance with the schedule and in the quantities set forth in Attachment VII.

       (b) In the event that either party determines that it shall be unable to meet any deadline hereunder for delivery of Deliverables or Prototypes, it shall promptly notify the other party of such fact. The parties shall, in good faith, agree on a revised date for delivery. If after such good faith negotiations the parties are unable to agree on a revised date and more than [*] have passed from the date of the applicable missed deadline, and the delay is not due to any fault of the non-late party, the non-late party shall have the right to terminate this Agreement effective immediately upon notice to the other party; provided that such notice is given within [*] after the date of the applicable missed deadline. If this Agreement is terminated in accordance with this Section 2.01(b), then (i) if the terminating party is Xerox, Splash shall have no further liability to Xerox; and (ii) [*]. Such payment shall be Splash's sole remedy under this Section.

       (c) All Prototypes and other Splash Deliverables shall be delivered C.I.F. Xerox' designated facility in the contiguous 48 states or the District of Columbia. Splash shall notify Xerox, for acceptance testing purposes, at least [*] in advance of the proposed delivery of any Splash Deliverable.

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2.02   DEVELOPMENT WORKSHOPS AND CHANGES

       (a) The parties shall, during the development work, meet as mutually agreed to discuss the development of the Splash Product ("Development Workshops"). In addition, either party may request a meeting upon not less than [*] notice to the other party and such other party shall use its commercially reasonable efforts to accommodate such requests. Such meetings shall be held at the facility of the non-requesting party unless the parties otherwise agree.

       (b) Either party may request changes to the specifications for the Splash Product and the non-requesting party shall not withhold its agreement to such changes provided that the modifications do not materially increase either party's obligations under this Agreement and do not negatively affect the Form, Fit, Function, Compatibility, schedule, specification or cost (as set forth in Section 9.01) of the Splash Product, except as set forth in Section 9.01. If the requested modifications would materially increase any such obligations including, without limitation, Splash's cost or work effort, Splash and Xerox shall negotiate in good faith to agree on terms (including, without limitation, equitable adjustments in schedule and NRE payments set forth in Section 2.04 below) under which such changes shall be incorporated into the specifications for the Splash Product. Any changes to such specifications shall be made only upon written agreement of both parties.

2.03 ACCEPTANCE TESTING - Upon delivery of any Splash Deliverable(s) or Prototype or modifications thereof to Xerox, Xerox shall have a period of thirty
(30) days to test to insure that such Splash Deliverable(s) or Prototype or modifications thereof conform in all material respects with the specifications for such Splash Deliverable(s) or Prototypes set forth in Attachment VIII according to the acceptance test set forth in Attachment VI. In the event that Xerox determines that such Splash Deliverable or Prototype fails to conform in all material respects with such specifications, Xerox shall, within the test period set forth above, notify Splash of such Splash Deliverable's or Prototype's nonconformance by submitting to Splash a statement of material nonconformance specifying, in reasonable detail, the manner and means by which such Splash Deliverable's or Prototype's fails to conform to its specification. Upon receipt of such statement, Splash shall use all commercially reasonable efforts to promptly correct such nonconformance and resubmit such Splash Deliverable or Prototype to Xerox for testing. Xerox shall test the redelivered Splash Deliverable or Prototype as set forth in this Section 2.03. In the event any Splash Deliverable or Prototype shall fail to conform in all material respects to the applicable specifications for same after [*]. In the event Xerox shall fail to notify Splash of any nonconformance of a Splash Deliverable or Prototype within [*] after delivery of same, such Splash Deliverable or Prototype shall be deemed accepted by Xerox. In the event the parties materially modify the Splash

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Product (including the Splash Software) to incorporate a significant new feature, or to correct material deficiencies found in the Splash Product, Xerox may, at its option, require such Splash Product to be resubmitted to the acceptance testing described in this Section 2.03.

2.04   DEVELOPMENT PAYMENTS

       [*]

       2.05    INTELLECTUAL PROPERTY

       (a) Subject to the provisions of Section 2.05(d) below, Splash shall own all right, title and interest in and to, including without limitation all Intellectual Property Rights therein and thereto (i) Splash Underlying Technology and (ii) Developed Technology created solely by Splash.

       (b) Subject to the provisions of Section 8.04 (d), Xerox shall own all right, title and interest in and to, including without limitation all Intellectual Property Rights therein and thereto (i) Xerox Underlying Technology and (ii) Developed Technology created solely by Xerox.

       (c) Subject to the provisions of Section 2.05(d) below, Jointly Developed Technology shall be owned jointly by Splash and Xerox under this Agreement. Each party shall disclose Jointly Developed Technology to the other party and cooperate with the other to file patent applications thereon. Xerox shall prepare and file U.S. patent applications on Jointly Developed Technology at Xerox' expense, unless otherwise agreed. The parties shall share equally in the cost of any foreign patent filings on Jointly Developed Technology which the parties mutually agree to file. In the event the parties fail to agree on the filing of a patent application on Jointly Developed Technology, either party, at its sole expense, may file a patent application on such Jointly Developed Technology. Each party shall have the right at its own expense to exploit (including the right to license and sublicense) Jointly Developed Technology without the consent of or the obligation to account to the other party for profits therefrom. Jointly Developed Technology shall be considered Confidential Information of both Splash and Xerox.

       (d) Notwithstanding subsections (a) and (c) above, Xerox shall own Derivative Works of Xerox Software created by Splash. Splash hereby irrevocably transfers, conveys and assigns to Xerox all of Splash's right title and interest in and to any Derivative Works of Xerox Software created by Splash hereunder, including without limitation any copyright therein and thereto. Splash agrees to take such additional steps, at the expense of Xerox, as may be reasonably necessary to effect the foregoing assignment. Under this Agreement, Xerox shall not make any Derivative Works of Splash Software.

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       (e)     Xerox hereby grants to Splash under all of Xerox' Intellectual
Property Rights to the extent required for delivery of the Splash Product solely for the purpose of developing and supplying the Splash Product to Xerox and Xerox Affiliates a fully paid up, royalty free, worldwide, nonexclusive, right and license to make and have made, use, offer for sale and have offered for sale, import and have imported, reproduce and have reproduced and distribute the Splash Product directly to Xerox and Xerox Affiliates approved by Xerox hereunder in Section 3.01 (a).

       (f) Splash hereby grants to Xerox under all of Splash's Intellectual Property Rights, a fully paid-up, royalty free, worldwide, non-exclusive right and license to use and reproduce Splash Software solely as necessary for and only in connection with development of the System.

       (g) Splash hereby grants to Xerox under all of Splash's Intellectual Property Rights in and to the PPD files provided by Splash to Xerox hereunder a fully paid-up, royalty free, worldwide, perpetual, non-exclusive right and license to use, reproduce, prepare Derivative Works of, and distribute the same and Derivative Works thereof. Notwithstanding anything to the contrary herein, Xerox shall own all right, title and interest in and to the Derivative Works of such PPD files created by Xerox pursuant to this Section 2.05 (g).

2.06   COPYRIGHT NOTICE  - To the extent that Splash incorporates Xerox
Software in or with the Splash Product, Splash shall include the following copyright notice: "Copyright -C- Xerox Corporation, XXXX" in the same place in the software that Splash includes other third party copyright notices, including without limitation the "About Box" setting forth the programs for which the copyright is claimed. Splash also agrees to reproduce any proprietary notices contained in Xerox Software in any copies thereof made by Splash.


                      III.  PURCHASE AND SALE OF SPLASH PRODUCT

3.01   PURCHASE RIGHTS

       (a) During the term of this Agreement, Xerox and Xerox Affiliates [*] may purchase from Splash, and Splash shall sell to Xerox [*], the Splash Product for resale or lease to Xerox' customers and Xerox Affiliates and their customers, directly or indirectly.

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       (b)     [*]

       (c)     [*]

       (d)     [*]

3.02   PRICES

       (a)     [*]

       (b)     [*]

       (c)     [*]

       (d)     [*]

       (e)     [*]

       (f)     [*]

3.03 FORECASTS, LEAD TIMES, AND PURCHASE ORDERS - Xerox, or any Xerox Affiliates which have been authorized by Xerox, shall place orders for Splash Products with Splash [*], setting forth their firm and fixed order for the succeeding [*] period (the "Fixed Order Period"). In addition, Xerox shall set forth a non-binding estimate of its demand for Splash Products for the succeeding [*] period following the Fixed Order Period. Such forecast shall set forth quantities of the Splash Product that reasonably reflect Xerox' own internal estimates of demand for the Systems taking into account Xerox' then present inventory of Splash Product. Xerox and Xerox Affiliates approved by Xerox pursuant to Section 3.01(a) shall place an order for a unit of Splash Products by delivering to Splash its designated order form for such unit (an "Order"). [*] Such Order shall set forth the configuration being purchased. In the event Splash is unable to deliver any Splash Product on the date set forth in an Order where the Order is received at least [*] in advance of such date (the "Standard Lead Time"), Splash shall within [*] of the receipt of such Order notify Xerox of this fact and the date on which it shall deliver such Splash Product. If Splash fails to notify Xerox of its inability to deliver any Splash Product on the date set forth in an Order within [*] of the receipt of an Order that provided the Standard Lead Time, Splash shall be deemed to have agreed to such delivery date. Xerox shall use commercially reasonable efforts to issue Orders that provide for the Standard Lead Time. Splash shall use commercially reasonable efforts to fulfill on a timely basis Xerox' Orders which do not provide for the Standard Lead Time. Splash shall confirm of receipt of such Orders within [*] of receipt thereof, and such

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Orders shall be deemed accepted if Splash fails to notify Xerox within [*] of its rejection of the delivery date set forth therein.

3.04    PAYMENT --

       (a) Purchases of the Splash Product made hereunder shall be paid for by bank transfer or written check within [*] following the receipt of Splash's invoice by Xerox. Splash shall issue its invoice for Splash Products to Xerox upon the shipment of Splash Products to Xerox. Any amounts not paid within such [*] period shall be subject to interest at the rate of [*] per month or the maximum rate permitted by applicable law, whichever is less.

       (b) All payments by Xerox and Xerox Affiliates to Splash shall be made free and clear of, and without reduction for, any sales, value added or withholding taxes imposed by a foreign government. Any such taxes, which are otherwise imposed on payments to Splash under this Agreement, shall be the sole responsibility of Xerox. Upon request by Splash, Xerox shall provide Splash with official receipts issued by the appropriate taxing authorities or such other evidence as is reasonably available within [*] of the request for same.
In the event Xerox is unable to provide such tax receipts Xerox shall indemnify Splash from and against any costs or expenses arising out of the need to respond to any inquiry by taxing authorities attempting to establish that such taxes have been paid.

3.05   SHIPPING -- [*]

3.06 TITLE AND RISK OF LOSS - Title and risk of loss to Splash Products, other than title to the Splash Software, shall pass to Xerox or a Xerox Affiliate upon [*]. In the event that, for any reason, Splash is unable to successfully deliver any Splash Product for reasons other than the fault of Xerox or a Xerox Affiliate, [*].

3.07 EARLY DELIVERY - Xerox and Xerox Affiliates reserve the right, at their option and without liability, to:

       (a) Refuse to accept delivery of Splash Product if delivery is made more than [*] in advance of the agreed delivery date and, if so delivered to return such Splash Product to Splash at Splash's expense, for subsequent delivery in conformance with the agreed upon delivery date; or

       (b) Retain such Splash Product and hold Splash's invoice until the date it would otherwise be due if delivery had been made on the agreed upon delivery date.


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3.08   LATE DELIVERY - Splash and Xerox or a Xerox Affiliate may mutually agree to change the confirmed delivery dates for Orders, subsequent to their initial confirmation. For Orders placed in compliance with the Standard Lead Time, if Splash is [*] late in delivery of Splash Products for reasons not caused by Xerox or a Xerox Affiliate, Splash shall airship Splash Products and pay any increase in packaging and shipping costs between air freight and surface freight. For Orders placed requiring delivery inside the Standard Lead Time, at Xerox' request, Splash shall airship Splash Products provided Xerox pays any increase in packaging and shipping costs between air freight and surface freight. Additionally, and notwithstanding Section 3.02(e) above, if such delivery is delayed more than [*].

3.09 INSPECTION - Xerox and Xerox Affiliates shall have the right to conduct, at their expense, within [*] of the receipt of Splash Products (the "Inspection Period") an inspection of Splash Products to ensure material compliance with applicable specifications. Xerox or a Xerox Affiliate shall notify Splash of the result of such inspection and in the event that such Splash Products fail to materially conform to the specifications set forth in this Agreement and in the Attachments hereto, Xerox shall have the right to reject such Splash Products. If rejected, Splash shall, at its option and expense, promptly repair or replace (with Xerox or the Xerox Affiliate returning the rejected Splash Products at Splash's expense) such rejected Splash Product. Should Xerox or a Xerox Affiliate fail to notify Splash of any rejection of a Splash Product within the Inspection Period, such Splash Product shall be deemed to have been accepted. Such acceptance shall not, however, be deemed a waiver of the warranty for the Splash Product under Section 11.01 hereof. In the event either party finds an excessive amount of "no trouble found" ("NTF") returns, the parties will meet, and make commercially reasonable efforts to resolve the cause of the NTF's.

3.10   SPARES

       (a) [*] Such inventory of Splash Products shall be maintained in a mutually agreed configuration mix. Such inventory of Splash Products shall be reserved solely for shipment to Xerox and Xerox Affiliates as emergency spares ("Emergency Spares"). Shipment of Emergency Spares shall be made at the expense of Xerox or a Xerox Affiliate. Splash shall use commercially reasonable efforts to ship Emergency Spares within [*] of a request therefor to Splash from Xerox or a Xerox Affiliate. Xerox shall use commercially reasonable efforts to hold a Spares inventory, such that Emergency Spare are not ordered on a regular basis. Except as expressly set forth in this Section 3.10, upon receipt by Splash of an Order for Spares from Xerox or a Xerox Affiliate, the procedures set forth for Orders in Section 3.03 shall apply.

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       (b)     [*], Splash agrees to maintain spares in accordance with the foregoing Emergency Spares inventory requirements as well as to provide any Spares and repair services for failed parts at its then current prices for the same.


3.11 FORMS OF NO EFFECT - All purchases hereunder shall be governed solely by the terms and conditions of this Agreement, notwithstanding any preprinted terms and conditions contained on any purchase orders issued by Xerox or Xerox Affiliates or acknowledgments thereof issued by Splash.



                           IV.  DOCUMENTATION AND SUPPORT


4.01   DOCUMENTATION

       (a) Splash shall furnish to Xerox, on an ongoing basis during the term hereof, free of charge and in a mutually agreeable form, mutually agreed materials for use by Xerox to prepare brochures and other product literature, including, but not limited to, [*] and [*] and necessary or appropriate for the sale of the System ([*]) and mutually agreed engineering drawings and documentation for use by Xerox to prepare service documentation for the System ([*]). During the term of this Agreement, Splash agrees to provide to Xerox updates to such provided material as are reasonably necessary for Xerox to keep such [*] up to date.

       (b) Splash hereby grants to Xerox a perpetual world wide, royalty-free right and license to reproduce and have reproduced, distribute directly and indirectly and prepare and have prepared Derivative Works of the materials provided under Section 4.01(a) above, but solely in connection with the preparation and distribution of [*] Documentation. Splash shall have the right to review such Derivative Works in order to verify the accuracy of same and shall advise Xerox of the results of such review within [*]of the receipt of such materials from Xerox. Xerox shall own title to such Derivative Works.

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4.02   XEROX FIELD SUPPORT

During the term hereof, or the applicable warranty for Splash Product set forth in Section 11.01 (c), whichever is longer,

       (a) Xerox shall provide telephone hot line support to Xerox field engineering and Xerox customer support. [*] Splash shall maintain well trained and adequately staffed customer support resources to provide support for Xerox service escalation personnel via an 800 number. This 800 number shall be supported 24 hours a day, 7 days a week. During the hours of 5 A.M. through 5 P.M. Pacific Standard Time Monday through Friday (U.S. holidays excepted) this line shall be manned, otherwise support personnel shall be available via pager or equivalent. In addition, after such hours and on Saturdays and Sundays, Splash shall use commercially reasonable efforts to respond to calls to such 800 number within [*] of the placement of the call by Xerox. Splash shall use commercially reasonable efforts to track all problems and report their status to Xerox on a regular basis, as reasonably requested by Xerox.

       (b) Any field/customer-identified problems shall be managed through the Xerox software problem action request (SPAR) process. SPAR(s) are determined by severity of the product failure. [*]

Splash shall use commercially reasonable efforts to perform the required maintenance modifications shown in table A below. Splash shall use commercially reasonable efforts perform to [*] time frames for [*] and [*].

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                                      TABLE A
                                        [*]

Example:

[*]


                               V.  QUALITY ASSURANCE


5.01 QUALITY REQUIREMENTS - All Splash Products produced and delivered to Xerox hereunder shall conform in all material respects with the specifications set forth in the QCD Table in Attachment VI hereto, unless otherwise mutually agreed and specified. Reliability of Splash Products shall meet or exceed the requirements of such specifications. Quality and reliability failure rates observed in excess of those specified in Attachment VI QCD Table shall result in a meeting between the parties to ascertain the cause of such failure rate and the development and implementation of a plan by Splash on a commercially reasonable efforts basis, to bring such failure rate within the specified plan.

5.02 PRODUCT QUALITY PLAN - Splash shall develop, implement and provide to Xerox, at least [*] prior to production hardware build, a mutually agreed upon quality plan for Splash Products [*]. Such Quality Plan shall define the controls and operating systems required to ensure that only compliant Splash Products shall be delivered to Xerox. Existing Splash quality procedures may be used to satisfy the plan and shall become a part of the basic operating document for assuring compliance with Xerox' quality requirements.

5.03 [*] - Splash shall use its commercially reasonable efforts ensure that its software process is repeatable as defined in the then current version of [*].

5.04 MEAN TIME BETWEEN FAILURE - The Splash Product shall, during the term of this Agreement, maintain or exceed the mean time between failure ("MTBF") rate specified in the Attachment VI QCD Table. In the event that at any time during the term of this Agreement the Splash Product demonstrates an MTBF below the specified rate through no fault of Xerox, Splash shall, as soon as practicable,

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implement a corrective action program acceptable to Xerox to correct such variance. If the average MTBF for Splash Products nonetheless remains below the required level after implementation of such corrective action program, Splash agrees to implement a superior corrective action program acceptable to Xerox and to repair all of the failed Splash Products and affected Spares at no cost to Xerox. Splash shall not be obligated to repair any Splash Products which have been subjected to accident, negligence, misuse, alteration, modification, tampering or causes other than ordinary use or that results or arises out of the Xerox Software or Xerox Product.

5.05 MTBF/MTTR DATA - Splash shall supply data, as the parties shall mutually agree, on the MTBF and mean time to repair ("MTTR") for the Splash Product as soon as practical after the Effective Date of this Agreement. Such MTBF data shall include failure data on all major subassemblies of the Splash Product. Further, should any revisions or modifications to the Splash Product or component parts thereof materially adversely affect the MTBF or MTTR of the Splash Product, Splash shall review these revisions or modifications with Xerox for concurrence before proceeding with any changes. Once a mutual agreement is reached Splash shall supply revised MTBF and MTTR data within [*] of making any such concurred revisions and modifications. Notwithstanding the foregoing, Splash shall be required to provide such data only to the extent that it is available through Splash's normal business processes.

5.06 MANUFACTURING SUPPLIER VERIFICATION - Xerox shall have the right to conduct, at its expense, manufacturing supplier verification activities in accordance with the Xerox supplier quality assurance procedures set forth in Attachment XII at Splash's site. Splash shall use its commercially reasonable efforts to schedule such manufacturing supplier verification activities within [*] of request for same by Xerox. In the event that such verification activities lead Xerox to a reasonable concern with respect to some aspect of Splash's production process, the parties shall meet in a timely fashion to discuss a mutually agreeable resolution to such concerns.

5.07 SOFTWARE/HARDWARE DEMONSTRATION - Xerox shall have the right to conduct, at its expense, on-site reviews of the Splash Product at Splash's site. Splash shall use its commercially reasonable efforts to schedule such reviews within [*] of request for same by Xerox. Such review shall include a review and audit of Splash's software and hardware development processes, schedule review, known problem list, and projected UPCC. Notwithstanding the foregoing, source code reviews shall be only for Derivative Works of Xerox Software and PPD files. Information disclosed in such reviews shall be considered "Confidential Information" pursuant to Article XV.

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5.08   REPLACED PRODUCTS - All Splash Products repaired or replaced by Splash pursuant to this Article shall be subject to all quality assurance and inspection requirements in accordance with the provisions of this Article V and
Section 3.09 (Inspection).


                             VI.  TERM AND TERMINATION


6.01 TERM - This Agreement shall commence on the Effective Date and continue in full force and effect for an initial term ending on the date that is [*].


6.02 TERMINATION FOR CAUSE - Either party may terminate this Agreement effective immediately upon written notice of termination to the other party in any of the following events:

       (a) If the other party materially breaches this Agreement and such breach, if curable, is not cured within [*] after written notice of breach by the terminating party; or

       (b) If the other party materially breaches this Agreement and such breach is by its nature not curable; or

       (c) If a petition for relief under applicable bankruptcy regulations is filed by or against the other party, or the other party makes an assignment for the benefit of creditors, or a receiver is appointed, or [*]. To the extent applicable law prevents the non-terminating party from terminating this Agreement as described above, then the parties shall have only those rights and remedies permitted by applicable law, including the United States Bankruptcy Act, including but not limited to 11 U.S.C. Section 365n.

       (d) Notwithstanding anything to the contrary in this Section 6.02, in the event that a Xerox Affiliate materially breaches this Agreement (i) Xerox agrees to use its commercially reasonable efforts to compel such Xerox Affiliate to cure such breach and (ii) if such breach is not curable or is not cured within [*] of written notice to Xerox and the breaching Xerox Affiliate, Splash may terminate this Agreement as to such breaching Xerox Affiliate.

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6.03   TERMINATION AND EXPIRATION EFFECT - Upon the termination or expiration of this Agreement:

       (a) If such termination or expiration is for reasons other than breach by Xerox, then Xerox shall have the right to place with Splash, and Splash shall not unreasonably reject, an Order for such quantities of Splash Product as Xerox reasonably anticipates it shall require to maintain Splash Products and Spares, to fulfill existing and future Orders after such termination or expiration ("End-of-Life Order") to be delivered upon such date as the parties shall mutually agree; provided, however, that such right shall in no event continue for longer than [*] from the effective date of such termination or expiration.

       (b)     In the event Splash elects not to renew the Agreement pursuant to
Section 6.01 above and Xerox desires to supply Splash Products to its customers beyond such expiration date, Splash and Xerox agree to negotiate in good faith and in a timely manner terms and conditions to allow Xerox to supply such Splash Products. In the absence of agreement as to such terms and conditions, Splash agrees to grant to Xerox the manufacturing license specified in 7.04.

       (c) Each party shall immediately return to the other party all copies of such other party's Confidential Information. Notwithstanding the foregoing, if such termination or expiration is for other than Xerox' breach, Xerox may retain a reasonable number of copies of such information as may be reasonably necessary to continue supporting its customers that have purchased Systems; provided, however, that such information may only be used for such purposes.

       (d) Any existing, accepted Orders for the Splash Product shall remain in effect and shall continue to be subject to all applicable terms of this Agreement.

       (e)     If this Agreement is terminated by Xerox pursuant to Section 6.02
(a), or (b) Splash shall upon request provide a list of vendors for components of Splash Products so that Xerox may source such components directly from such vendors. Further, Splash agrees to provide timely assistance to Xerox in negotiating supply agreements with such vendors upon Xerox' request and to grant to Xerox the rights and licenses to the Escrowed Manufacturing Materials set forth in Section 7.04 hereof.


                                VII.  MANUFACTURING


7.01 MANUFACTURING - Splash shall manufacture or have manufactured the Splash Product, [*]. Xerox shall manufacture, or have manufactured for it, the Xerox

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Product and be responsible for the incorporation of the Splash Product into
Systems.

7.02 CHANGE IN LOCATION OF MANUFACTURE - With the exception of force majeure events, Splash shall use commercially reasonable efforts to notify Xerox [*] prior to changing the location at which the Splash Products are manufactured. Splash shall use commercially reasonable efforts to not discontinue manufacturing at the original or substitute location until such time as Splash can successfully demonstrate that the new location is suitable to produce on a consistent basis Splash Products that comply with the then-current specifications therefor. Upon [*] prior written notice, Splash shall permit Xerox to inspect a new or proposed location at which Splash will produce Splash Products to permit Xerox to make suggestions regarding the relocation of manufacturing. [*].

7.03   [*]

7.04   [*]

       (a)     [*]

       (b)     [*]

       (c)     [*]


7.05   [*]


                             VIII.  RIGHTS AND LICENSES


8.01   SOFTWARE

       (a) Subject to the terms and conditions of this Agreement, Splash hereby grants to Xerox and Xerox Affiliates (as approved by Xerox pursuant to Section 3.01 (a)) under all of Splash's Intellectual Property Rights in and to the Splash Software and Third Party Software the right to distribute directly and indirectly the Splash Software and Third Party Software to Xerox customers and to Xerox Affiliates and their customers; provided, however, that all Splash Software and Third Party Software distributed by Xerox hereunder shall be distributed as part of or in connection with the distribution of Systems and not on a stand alone basis,

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unless the Xerox or Xerox Affiliate customer is acquiring the Splash Product in order to convert a Xerox Product into a System.

       (b) Subject to the terms and conditions of this Agreement, Xerox hereby grants to Splash under all of Xerox' Intellectual Property Rights in and to the Xerox Software and any Derivative Works thereof the worldwide, nonexclusive, right to use, reproduce and have reproduced, prepare Derivative Works of and distribute directly to Xerox and Xerox Affiliates (approved by Xerox) the Xerox Software and Derivative Works thereof.

       (c) Subject to the terms and conditions of this Agreement, Splash hereby grants to Xerox and Xerox Affiliates (as approved by Xerox pursuant to Section 3.01(a)), solely for the purpose of disposing of inventory after the expiration or termination of this Agreement, under all of Splash's Intellectual Property Rights in and to the Splash Software and Third Party Software to distribute directly and indirectly the Splash Software and Third Party Software to Xerox customers and to Xerox Affiliates and their customers; provided, however, that all Splash Software and Third Party Software distributed by Xerox hereunder shall be distributed as part of or in connection with the distribution of Systems and not on a stand alone basis, unless the Xerox or Xerox Affiliate customer is acquiring the Splash Product in order to convert a Xerox Product into a System.

8.02 INCLUSION OF END-USER LICENSE AGREEMENT - Xerox agrees to distribute and to ensure that its distributors and resellers (including, without limitation Xerox Affiliates) distribute the Splash Products with Xerox' then current standard end-user license agreement (the "EULA") as may be modified by Xerox from time to time. The EULA shall contain all material provisions of Splash's standard end-user license agreement, a copy of which is set forth in Attachment
X. Xerox shall ensure, and shall ensure that its distributors and resellers (including, without limitation, Xerox Affiliates) ensure, that each customer purchasing the Splash Product indicates acceptance of the terms and conditions of the EULA prior to using the Splash Product. Splash and Xerox agree to use commercially reasonable efforts to work together to identify and implement a method for ensuring that each customer indicates acceptance of the EULA, while still meeting the Xerox goals for installation time and ease of use of the Splash Product. Xerox agrees to indemnify and hold Splash harmless from and against any loss, cost, damages or expense (including reasonable attorneys fees) arising out of any third party claim resulting from Xerox' failure to comply with the agreed upon method for the customer to indicate acceptance of the EULA; provided Splash gives prompt written notice to Xerox of any such third party claims, and Xerox shall control the settlement of such claims.


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8.03   [*]

8.04   SOFTWARE ESCROW -

       (a) Within [*] of the first delivery to Xerox by Splash of a Prototype, and for the term of Splash's maintenance obligation in Article XII hereof, Splash shall deposit into an escrow account with a mutually agreed independent escrow agent one complete set of the source code with appropriate accompanying documentation for the Splash Software, and Object Code or source code for the Third Party Software, including tools and a description of the process to build the Splash Software and Object Code or source code for such Third Party Software as Splash has or may acquire, using commercially reasonable efforts, the right to place into escrow (collectively, the "Escrowed Materials"). Splash shall from time to time, at the request of Xerox, update such escrow account by depositing any updates, upgrades, revisions and modifications to the Splash Software or Third Party Software; provided, however, that Splash shall not be obligated to make deposits into the escrow account more frequently than four times per year. The build process and subsequent software functionality may be verified by Xerox' option before being placed into escrow. Such verification process shall not however involve visual access to any source code. Splash shall, concurrently with placing the Splash Software into escrow, provide Xerox with a list and detailed description of all Third Party Software which is not placed in escrow, including the reason for same and the identity of the party claiming title to such Third Party Software. Xerox shall bear all fees, expenses and other charges to open and maintain such escrow account. If Xerox does not pay such charges when due, Splash shall upon [*] written notice to Xerox allow the escrow account to close with no further obligation to Xerox under this Section 8.04.

       (b)     [*]

       (c) In the event a dispute shall arise between the parties concerning the release of the Escrowed Materials, such dispute shall be settled by expedited arbitration according to the then pertaining rules of the American Arbitration Association (AAA) as modified herein. Either party may issue a demand for arbitration concurrently with or subsequent to the notice to the escrow agent requiring the release of the Escrowed Materials. The parties shall, within [*] of the receipt of the demand for arbitration, attempt to agree on the selection of an arbitrator from the list of neutrals maintained by the AAA as maintained on the AAA website. In the event the parties are unable to agree on a single arbitrator, either party may request the appointment of a single arbitrator by the AAA as expeditiously as possible. The parties agree to abide by the date selected by the selected arbitrator to conduct the arbitration proceeding which shall

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be concluded in a single session, unless otherwise directed by the selected arbitrator. The arbitration shall be held at such location as the arbitrator shall require as expeditiously as the same can be scheduled. The parties shall not conduct discovery beyond a single deposition each, which deposition shall be conducted within [*] of the notice of same by a party. There shall be no document discovery or production between the parties, unless directed by the selected arbitrator. The arbitrator shall be requested to render a decision as soon as practicable following the proceeding, and the parties agree that a summary decision by the arbitrator, pending the final written decision, shall be deemed conclusive. The costs of the arbitration shall be shared equally by the parties to the dispute. The arbitration shall be directed to limit his/her decision to the sole question of the release of the Escrowed Materials pursuant to and under the provisions of this Agreement. Neither party shall be precluded from seeking provisional remedies in the state or federal court of the states of California or New York, including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interests, but such shall not be sought as a means to avoid or stay arbitration.

       (d) Effective upon release of the Escrowed Materials, Splash hereby grants to Xerox a non-exclusive right to use, reproduce and modify the Splash Software source code and prepare Derivative Works thereof, including Object Code, solely as necessary to maintain the Splash Product. The Object Code derived from the source code so modified shall be deemed to be a Derivative Work of the Splash Software hereunder and subject to the same provisions regarding ownership use, reproduction and disclosure that are contained in this Agreement
with respect to the Splash Software.   Xerox shall not distribute, sell or
sublicense the Splash or Third Party source code or source code of any Derivative Works thereof. The Splash source code and the Derivative Works thereof created by Splash shall be the Confidential Information of Splash. Splash shall own all right, title and interest in and to the Splash source code and any Derivative Works thereof.

       (e) In the event that the license granted in Section 8.04 (b) above becomes effective and thereafter pursuant to the rights granted therein Xerox creates Derivative Works of the Splash Software and desires that Splash incorporates the same into the Splash Product, Xerox shall provide to Splash written notice of such fact, and copies of such Derivative Works (in a mutually agreed upon format). Splash shall, within [*] of receiving such notice and such Derivative Works, implement such Derivative Works into future units of the Splash Product delivered to Xerox and Xerox Affiliates hereunder.

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8.05   YEAR 2000 WARRANTY  - Splash represents and warrants that the Splash
Software and Third Party Software delivered under this Agreement is Year 2000 performance compliant and thus shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations. The remedies available to Xerox for breach of this warranty shall include prompt repair or replacement of any Splash Software and Third Party Software or part thereof whose non-compliance is discovered and made known to Splash in writing. Nothing in this warranty shall be construed to limit any rights or other remedies Xerox may otherwise have under this Agreement with respect to uncorrected program errors or defects.

8.06   TRADEMARK LICENSE

       (a) All trademarks, service marks, trade names, logos or other words or symbols identifying the Splash Product or the Splash Software or Splash (the "Splash Marks") are and shall remain the exclusive property of Splash or its licensors, whether or not specifically recognized or perfected under the laws of a jurisdiction in which the Splash Products are distributed. Xerox and Xerox Affiliates shall not acquire any rights in the Marks, except the limited use rights specified in this Section 8.06. Xerox and Xerox Affiliates shall not, without Splash's prior written permission, register, directly or indirectly, any trademark, service mark, trade name, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which constitute translations thereof. These restrictions shall be limited to this Agreement.

       (b) All trademarks, service marks, trade names, logos or other words or symbols identifying the Xerox Product or the Xerox Software or Xerox (the "Xerox Marks") are and shall remain the exclusive property of Xerox or its licensors, whether or not specifically recognized or perfected under the laws of a jurisdiction in which the Xerox Products are distributed. Splash shall not acquire any rights in the Marks. Splash shall not without the prior written permission of Xerox use the Xerox Mark Marks except to reproduce Splash Products exclusively for Xerox. These restrictions shall be limited to this Agreement.

       (c) Xerox and Xerox Affiliates shall, at their sole option, only have the limited right to use the Splash Marks for the purpose of advertising and promoting the System, in which all such use shall inure to the benefit of Splash. Any such advertisements and promotional materials that reference the Splash Marks shall (i) clearly identify Splash or its licensors as the owners of the Splash Marks, (ii) conform to Splash's trademark and logo guidelines (which shall be attached hereto as Attachment II, no later than [*] prior to the commencement of beta testing

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of the System, which shall include manner of use and representative approved uses and prohibited practices) and (iii) otherwise comply with Xerox practices in marking its own products as may differ according to any local notice or marking requirement contemplated under the laws of the jurisdiction in which the Splash Product is distributed. Before publishing or disseminating any new advertisement or promotional materials bearing a Splash Mark, Xerox or a Xerox Affiliate shall deliver a sample of the advertisement or promotional materials to Splash for prior approval, in Splash's sole discretion, and which review shall be conducted within [*] of the submission of such sample to Splash by providing notice as specified in this Agreement. If Splash does not respond to any Xerox request for approval within [*] the Xerox request shall be deemed approved. If Splash notifies Xerox or a Xerox Affiliate that the use of the Splash Mark is not approved, Splash shall inform the Xerox entity in writing of the reasons for the objection and such entity shall not publish or otherwise disseminate the advertisement or promotional materials until they have been corrected. When subsequent advertisements or promotional materials are to be used by Xerox that do not differ substantially in the reasonable judgment of Xerox from the new advertisements or promotional materials, Xerox is not required to seek approval of the subsequent advertisements or promotional materials.


                            IX.  SPLASH PRODUCT CHANGES


9.01 PRODUCT CHANGES - The Splash Product shall incorporate all mutually agreed improvements or changes. Splash shall, as soon as practicable, inform Xerox of any proposed improvement or change in writing which materially affects the Form, Fit, Function, Compatibility, cost, or schedule setting forth the date of the proposed incorporation of such changes into the Splash Product and description of how the change affects the:

       (a) Form (external appearance of finished products or piece parts; or external dimensions, dimension tolerances or shape);

       (b) Fit (provisions for mounting; changes to mounting holes, or holes for mounting shipping restraints; changes in the dimension or shape of internal spaces available for customer use; changes affecting the interchangeability of parts, electrical or other power and environmental requirements);

       (c) Function (Operation in the Splash Product per applicable specification, Splash Product performance, or the Splash Product's reliability);

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       (d)     Compatibility (The Splash Product operation or Splash Product's internal logic or timing which might affect: application of the Splash Product, part number or configuration dash number of parts which can be replaced in the field, the interchangeability of spares, service documentation which might affect a customer's application of the Splash Product, IOT software interface compatibility, CentreWare software;

       (e)     cost of the proposed change and its effect on the UPCC; or

       (f)     schedule or specifications of the Splash Product

Xerox shall respond within [*] to each request for Splash Product changes received from Splash indicating its acceptance or rejection to proceed with such change.

9.02 SOFTWARE CHANGES - After the commencement of Xerox beta testing, Splash shall notify Xerox not less than [*] prior to making any changes or improvements (including bug fixes) in the Splash Software, regardless of the nature or scope of such change and improvement. Xerox shall carefully consider the nature and scope of such change and shall, within [*] of the request for such change by Splash, notify Splash of its agreement or disagreement to proceed with such change or improvement. Splash shall only implement agreed upon changes in the Splash Software.

9.03 IMPLEMENTATION - Splash shall use all reasonable efforts to implement any changes made by Splash and accepted by Xerox pursuant to Section 9.01 or
9.02 hereof in accordance with the schedule indicated by Splash in the written notification of change. Such changes shall be incorporated into Splash Products scheduled to ship after such implementation date. The serial number of the first Splash Product unit incorporating such changes shall be identified to Xerox and Splash agrees that all Splash Products with serial numbers greater than such serial number shall incorporate such changes.

9.04 EFFECT OF REJECTION - In the event Xerox rejects a change to the Splash Product proposed by Splash [*], which Xerox agrees not to do unreasonably, Splash shall remain obligated to deliver Splash Products conforming in all material respects to the applicable specifications set forth in this Agreement in the Attachments hereto. Any nonconformance in the Splash products that would have been fixed by changes proposed by Splash and rejected by Xerox, and would not otherwise degrade the System, will not be considered breaches of Splash's obligations under Article XI or Section 4.02, or Section 5.04, or Section 5.04, or contribute to the calculation of Systemic Defects.

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9.05   COST EFFECTS OF CHANGES - Notwithstanding anything herein to the contrary, in the event that any change in the Form, Fit, Function, specification or schedule of the Splash Product pursuant to Sections 9.01, 9.02 and/or 10.01 hereof, or which are otherwise mutually agreed upon hereunder, constituting an upgrade to or enhancement of Splash Product, results in a significant increase or decrease in the cost of the Splash Product, or in the length of time required for the manufacture or delivery thereof, equitable adjustment to the price of the Splash Product or agreed upon shipping date or both shall be made by the parties pursuant to good faith negotiations.


                           X.  AGENCY APPROVAL AND SAFETY


10.01 COMPLIANCE - The Splash Product shall comply with all applicable governmental laws, regulations and other public requirements in effect at the time of shipment hereunder and, in particular, the safety requirements and governmental or other agency certifications (including Regulatory Agency certifications) described in the specifications appearing in Attachment IX, and stated Xerox requirements in effect at the time of order placement; provided, however, that such Xerox requirements have been included in the agreed upon specifications for the Splash Product. Splash agrees to use its commercially reasonable efforts to implement in a timely fashion any additional requirements requested by Xerox but not contained in the then current agreed upon specifications for the Splash Product. In the event Splash, despite commercially reasonable efforts to implement such additional requirements requested by Xerox, is unable to deliver Splash Products meeting such requirements, such failure shall not constitute a breach of this Agreement. Splash shall promptly deliver Splash Products meeting such requirements as soon as practicable.


10.02 REGULATORY AGENCY APPROVAL - Splash shall obtain, [*], full Regulatory Agency approvals as required for both the Splash Product and the System, provided that the Splash obligation set forth in this paragraph is contingent upon Xerox previously obtaining such regulatory approval for the Xerox IOT. Splash shall obtain, [*], any required Regulatory Agency re-approvals for any Splash Products, which are modified in any authorized manner hereunder.

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


                                  XI.  WARRANTIES


11.01  SPLASH WARRANTIES

       (a) Splash warrants that (i) it has either good and marketable title to all Splash Products and/or has sufficient rights to grant to Xerox and Xerox Affiliates the rights granted hereunder to distribute Splash Products, and (ii) all units of Splash Products shall be free and clear of all liens, encumbrances and security interests.

       (b)     Splash warrants that, unless otherwise agreed in writing, [*].

       (c) Splash warrants that the Splash Products delivered hereunder shall conform in all material respects to the specifications set forth in this Agreement in the Attachments hereto as may be modified by the mutual agreement of the parties from time to time and shall be free from material defects or failure to meet specifications contained in the Agreement and its Attachments [*].

11.02 WARRANTY OBLIGATIONS - In the event that a Splash Product fails to conform to the warranty set forth in Section 11.01 (b) or (c) above, Splash shall, [*] including freight, use its commercially reasonable efforts to deliver to Xerox a replacement within [*] of the receipt by Splash of such nonconforming Splash Product; provided, however, that Xerox provides to Splash written notification in reasonable detail of such nonconformity by the time of the receipt of such Splash Product. In the event either party finds an excessive amount of No Trouble Found ("NTF") returns, the parties will meet and shall use commercially reasonable efforts to resolve the source of the NTF's by Splash. The foregoing states Splash's sole liability and Xerox' exclusive remedy for breach of the warranty set forth in Section 11.01 above.

11.03 REPAIRED AND REPLACED PRODUCTS - All Splash Products repaired or replaced by Splash under this Article shall be subject to the balance of any warranty set forth in Section 11.01(c).

11.04 SYSTEMIC DEFECTS - Notwithstanding anything to the contrary in Sections 11.01 and 11.02 above, (i) Splash shall undertake without charge and without delay to promptly meet with Xerox to put a mutually agreed plan in place to promptly remedy any Systemic Defect in all Splash Products in inventory or in the field, by delivering to Xerox on a rolling inventory basis a replacement Splash Product or part thereof and (ii) Splash shall use commercially reasonable efforts to reduce turnaround time for Splash Products returned to Splash and affected by a

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Systemic Defect to [*].  The foregoing states Splash's sole obligation and the exclusive remedy of Xerox and Xerox Affiliates with respect to Systemic Defects. Splash shall not be required to cure any Systemic Defect for any Splash Products which have been subjected to accident, negligence, misuse, alteration, modification, tampering or causes other than ordinary use or that results from or arises out of the Xerox Software or Xerox Product.

11.05  WARRANTY DISCLAIMER - THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE
XI CONSTITUTE THE ONLY WARRANTY WITH RESPECT TO THE SPLASH PRODUCTS. SPLASH MAKES AND XEROX RECEIVES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE SPLASH PRODUCTS. SPLASH EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

11.06 CUSTOMER SATISFACTION SURVEYS - The parties agree that they shall, from time to time, conduct surveys of end users to determine the satisfaction of customers with the System. Each party shall, at the expense of the requesting party, assist the requesting party in any reasonable fashion in conducting such surveys, and each party agrees to share with the other party information derived from such survey that relates to the product(s) of the other party.

11.07  XEROX WARRANTIES

       (a) Xerox warrants that it has either good and marketable title to the Xerox Software and all Xerox Deliverables which Xerox provides to Splash for incorporation into the Splash Product and/or has sufficient rights to convey such software to Splash for the purposes set forth in this Agreement.

       (b) Xerox warrants that the Xerox Software and all Xerox Deliverables shall conform in all material respects to the applicable specifications therefor and that the Xerox Software and the Xerox Deliverables are suitable for their intended use hereunder. In the event of a failure of such conformance or suitability, the schedule obligations of Splash to develop the Splash Product under Article II hereof will be adjusted accordingly.

       (c) Xerox and Xerox Affiliates shall not make or offer any representation or warranty to any third party respecting the Splash Product or any portion thereof that is inconsistent with or in addition to the warranty provided by Splash to Xerox under Section 11.01 hereof. Xerox and Xerox Affiliates hereby agree to indemnify and hold harmless Splash from and against any [*]

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[*] resulting from any representation or
warranty made or offered in violation of this Section 11.07.


                             XII.  MAINTENANCE SERVICE

       For a period of the longer of [*], Splash shall offer to Xerox maintenance service support and consulting to maintain the Splash Products in accordance with Splash's then current policy for such services and at Splash's then customary fees.


                                  XIII.  TRAINING

       Splash shall provide to Xerox, [*] training courses for each year of the term of this Agreement, [*] to provide instruction on the marketing, installation and service support of such Splash Product. The course shall be provided in accordance with a schedule and on topics mutually agreed upon by the parties. Xerox shall be given one copy of such training materials that it may copy and distribute for purposes of training other employees or agents of Xerox and Xerox Affiliates in addition to one copy for each student attending the class.


                               XIV.  INDEMNIFICATION

14.01 SPLASH INDEMNIFICATION - Splash agrees, at its expense, to defend promptly Xerox or a Xerox Affiliate from, and pay any judgment for, any suit, claim or proceeding brought by a third party (hereinafter "Claim") against Xerox (or a Xerox Affiliate to which Splash Products are sold under this Agreement) alleging that any Splash Products sold or licensed hereunder either (i) violates any applicable safety or regulatory standard, or (ii) has caused injury or damage to the person or tangible property of another arising from defects in materials, design or construction, unless based upon the negligent or wrongful intentional conduct of Xerox, a Xerox Affiliate, or any of their agents, representatives or employees, or (iii) infringes any patent or copyright; provided that Xerox promptly notifies Splash in writing of any such Claim, gives all reasonable assistance required by Splash, and permits Splash to direct the defense. [*] The foregoing obligation of Splash to indemnify Xerox shall not apply to the extent that a Claim arises out of or results from (A) the incorporation of the Xerox Software into the Splash Product, (B) the combination of any Splash Product with the Xerox Product or any third party software or hardware not provided by Splash, (C) Splash's compliance with or adoption of any detailed specification,

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design, feature, mark or symbol, component parts or printed materials or other information or materials required by Xerox for incorporation or use with the Splash Product or (D) any modification or reworking of the Splash Product made by or upon the instruction of Xerox or a Xerox Affiliate or performed by or for Splash on the instruction of Xerox or a Xerox Affiliate, or is provided by
Article XXV hereof.

14.02  XEROX INDEMNIFICATION - Subject to Splash's obligation under
Section 14.01 above, Xerox agrees, at its expense, to defend promptly Splash from, and pay any judgment for, any Claim against Splash alleging that any System, Xerox Products or Xerox Software either (i) violates any applicable safety or regulatory standard, or (ii) has caused injury or damage to the person or tangible property of another arising from defects in materials, construction or design or (iii) infringes any patent or copyright; provided that Splash promptly notifies Xerox in writing of any such Claim, gives all reasonable assistance required by Xerox, and permits Xerox to direct the defense. Xerox shall have no liability for settlements or costs incurred without its consent. The foregoing obligation of Xerox to indemnify Splash shall not apply to the extent that a Claim arises out of or results from the incorporation of Splash provided Third Party Software or Splash hardware, or the Splash Software into the System.

14.03 INJUNCTION - In the event that Xerox or its customer's use or Xerox' Affiliates or their customers use of any of the Splash Products is enjoined, Splash shall, at its option and expense, either substitute fully equivalent products not subject to such injunction, modify the Splash Product so that it no longer is subject to such injunction, or obtain for Xerox and its customers and Xerox Affiliates and their customers the right to continue using the enjoined Splash Products. [*]

14.05  [*]


                   XV.  CONFIDENTIAL AND PROPRIETARY INFORMATION

15.01 OBLIGATION OF CONFIDENTIALITY; NON-USE - The recipient of Confidential Information (whether Splash, Xerox or a Xerox Affiliate) shall (i) except to achieve the purposes of this Agreement, not disclose such information or any part thereof to any third party (ii) restrict circulation of such information within its own organization on a need-to-know basis and (iii) keep such information confidential using the same degree of care it uses with respect to
its own Confidential Information and at least a reasonable degree of care.   If
either party reproduces any part of such information for use within its own organization, the recipient shall mark all reproductions by indicating the disclosing party's proprietary interest. If any such information is

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transferred to Xerox' or Splash's vendors, suppliers or customers, such vendors, suppliers or customers shall be required to maintain the confidentiality of such information and such transfer must be authorized in writing in advance by the disclosing party. Such obligation to keep information confidential shall survive any termination or expiration of this Agreement. The recipient of Confidential Information shall not use such information except as required to exercise its rights and fulfill its obligations hereunder. [*]

15.02  LIMITATIONS - Confidential Information shall not include:

       (a)     information in the public domain at the time of the disclosure;

       (b) information that becomes publicly available through no fault of the recipient;

       (c) information in the recipient's possession, free of any obligation of confidence, at the time of receipt of the information;

       (d) information that becomes available on an unrestricted basis to a third party with no obligation of confidentiality from the disclosing party;

       (e) information was developed by employees or agents of the recipient independently of and without reference to the information disclosed in confidence; or

       (f) information disclosed to the recipient after the time period of [*]; or

       (g) to the extent the recipient is obligated to produce the information under court or government action.


15.03  NO IMPLIED LICENSE -

       (a) Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon Xerox or Xerox Affiliates any licenses or other rights except the licenses and rights expressly granted herein. Splash retains all copyright and all other intellectual property rights in and to the Splash Product, Splash Underlying Technology and Splash Software, except as provided in this Agreement.

       (b) Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon Splash any license's or other rights except the license and rights expressly granted herein. Xerox retains all

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copyright and all other intellectual property rights in and to the Xerox
Products, Xerox Underlying Technology and Xerox Software, except as provided in this Agreement.

                           XVI.  LIMITATION OF LIABILITY

16.01  LIMITATION ON DIRECT DAMAGES

       A)      EXCEPT FOR SPLASH'S OBLIGATION TO INDEMNIFY  XEROX UNDER
ARTICLE XIV AND FOR ANY BREACH BY SPLASH OF ANY LICENSE GRANTED HEREUNDER OR
ARTICLE XV, UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF SPLASH AND ITS OFFICERS, DIRECTORS, AND EMPLOYEES, FOR DIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED [*], WHETHER ARISING IN CONTRACT IN TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR ANY OTHER THEORY.

       (B) EXCEPT FOR XEROX' OBLIGATION TO INDEMNIFY SPLASH UNDER ARTICLE XIV AND FOR ANY BREACH BY XEROX OF ANY LICENSE GRANTED HEREUNDER OR ARTICLE XV, UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF XEROX AND ITS OFFICERS, DIRECTORS, AND EMPLOYEES, FOR DIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED [*] WHETHER ARISING IN CONTRACT, IN TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR ANY OTHER THEORY.

16.02 DISCLAIMER OF OTHER DAMAGES - EXCEPT FOR BREACHES OF ARTICLE XV, INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND THE OBLIGATIONS OF THE PARTIES UNDER ARTICLE XIV, XEROX, XEROX AFFILIATES, AND SPLASH SPECIFICALLY DISCLAIM AND WAIVE AS TO EACH OTHER AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES ANY AND ALL LIABILITY FOR ANY LOSS OF PROFIT, LOSS OF BUSINESS, OR DAMAGES OTHER THAN DIRECT DAMAGES, INCLUDING BUT NOT LIMITED TO PUNITIVE OR EXEMPLARY DAMAGES, HOWEVER DENOMINATED, AND INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, WHETHER ARISING IN CONTRACT, IN TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), OR ANY OTHER THEORY EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

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                               XVII.  EXPORT CONTROL

       Splash and Xerox shall comply with all applicable laws and regulations respecting the export, directly or indirectly, of any technical data acquired from the other under this Agreement or any products utilizing any such data to any country the laws or regulations of which at the time of export, require an export license or other government approval including but not limited to first obtaining such license or approval.


                      XVIII.  INDEPENDENT PRODUCT DEVELOPMENT

       Except as expressly provided in Section 3.01 hereof, this Agreement does not and shall not be construed to limit the rights of Xerox or Xerox Affiliated Companies or Splash to develop competing products or software without breach of
Article XV or infringement or misappropriation of the other party's Intellectual Property Rights.


                                XIX.  FORCE MAJEURE

       Neither Splash nor Xerox shall be liable to the other for its failure to perform any of its obligations hereunder or under any purchase order or acknowledgment thereof during any period in which such performance is delayed by unforeseeable circumstances beyond its reasonable control (a "Force Majeure Event").


                                    XX.  NOTICES

       Any notice which may be or is required to be given under this Agreement shall be in writing. All written notices shall be sent by registered or certified airmail, postage prepaid, return receipt requested. To the extent this Agreement requires notice to be given to Splash or Xerox, such notices shall be deemed to have been given when received, addressed in the manner indicated below or at such other addresses as the parties may from time to time notify each other of:


XEROX CORPORATION                            SPLASH TECHNOLOGY
Marty LoBiondo                          Joan Platt
Xerox Corporation                       Splash Technology, Inc.
800 Phillips Road Bldg.111-05N          555 Del Rey Avenue
Webster, NY  14580                      Sunnyvale, CA  94086-9255
716.231.5807                            408.328.6315
MARTY_LOBIONDO@WB.XEROX.COM             JOAN@SPLASHTECH.COM


                              XXI.  POINTS OF CONTACT

       Attachment XIII is included in this Agreement only to provide both parties with names, addresses and telephone numbers for primary points of contact in the day to day administration of the activities defined in this Agreement.


                                  XXII.  HEADINGS

       The headings and titles of the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of any provision.


                                 XXIII.  AMENDMENT

       This Agreement and the Attachments hereto may be amended only by a document in writing duly signed by authorized representatives of both parties.


                                 XXIV.  ASSIGNMENT

       [*]


                                XXVI.  SEVERABILITY

       If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government, or by the final determination of a court of last resort, such invalidity shall not affect (a) the other provisions of this Agreement, (b)

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the application of such provision to any other circumstance other than that with respect to which this Agreement was found to be unenforceable, or (c) the validity or enforceability of this Agreement as a whole.


                                   XXVII.  WAIVER

       Failure or delay of either party to exercise any right or remedy under this Agreement or to require strict performance by the other party of any provision of this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder. All of the rights of either party under this Agreement shall be cumulative and may be exercised separately or concurrently.


                                 XXVIII.  SURVIVAL

       The provisions of this Agreement set forth in Sections 2.01(b) and (d), 2.04, 2.05(a)-(d), 3.04, 3.10, 3.11, 4.01(b), 4.02, 8.01(b)(to the extent necessary only for the purpose of Splash's ongoing maintenance obligation), 8.02, 8.05, 8.06 (to the extent necessary to complete distribution of the Splash Products or to enable Xerox to enforce the rights granted it in Section 7.04), 11.01-11.05, and 11.07, and again Articles VI, XII, XIV-XVII, XIX-XXXV shall survive the expiration or any termination hereof. In addition, the provisions of Sections 7.04, 8.01(c), 8.04 shall survive any termination of this Agreement except a termination based upon the breach of this Agreement by Xerox, and the provisions of Section 3.02(e) shall survive any termination of this Agreement except a termination based upon the breach of this Agreement by Splash. In addition, the provisions of Section 3.01(b) shall survive any termination of this Agreement by Xerox pursuant to Section 6.02 (a) and (b) by reason of the breach hereof by Splash.


                              XXIX.  ETHICAL STANDARDS

       Splash agrees that, with respect to its role as supplier to Xerox including any interaction with any employee of Xerox, Splash shall not: (1) give or offer to give any gift or benefit to any such employee of Xerox, (2) solicit or accept any information, data, services, equipment, or commitment from such employee unless same is (i) required under a contract between Xerox and Splash, or (ii) made pursuant to a written disclosure Agreement between Xerox and Splash, or (iii) specifically authorized in writing by Xerox's management,
(3) solicit or accept favoritism from said employee, and (4) enter into any outside business relationship with said employee without full disclosure to, and prior approval of, the appropriate management of Xerox. As used herein:
"employee" includes members of the
employee's immediate family and household, plus any other person who is attempting to benefit from his or her relationship to the employee. "Splash" includes all employees and agents of Splash. "Gift or benefit" includes money, goods, services, discounts, favors and the like in any form but excludes standard business entertainment expenses associated with planned meetings as well as low value items such as pens, pencils, and calendars.


                                 XXX.  ARBITRATION

30.01 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party(ies) written notice of any dispute not resolved in the normal course of business. Within [*] after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within [*] of the disputing party's notice, or if the parties fail to meet within [*], either party may initiate arbitration of the controversy or claim as provided hereinafter.

30.02 All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence, state rules of evidence, and other applicable law.

30.03 If the parties are unable to resolve the dispute by negotiations as set forth above, such dispute shall be settled by arbitration, conducted on a confidential basis, under the then current commercial Arbitration Rules of the American Arbitration Association ("the Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of New York. The arbitration shall be held at a mutually agreeable location in California if the arbitration proceeding is commenced by Xerox and in New York if the arbitration proceeding is commenced by Splash, and conducted by one arbitrator chosen from a list of attorneys who are knowledgeable about the data processing and business equipment industries. The costs of the arbitration, including the fees to be paid to the arbitrator, shall be shared equally by the parties to the dispute. The parties to the dispute shall be limited to taking no more than three (3) depositions. The scope of document production shall be governed by the commercial Arbitration Rules of the Association and the decision of the arbitrator with respect thereto. The judgment upon the award rendered by the arbitrator may be entered and enforced in any court of competent jurisdiction. Neither party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction including, but not

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limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interests, but such shall not be sought as a means to avoid or stay arbitration. To the extent this Agreement contains a limitation and/or disclaimer of liability clause, the arbitrator shall apply the terms of such clause. The parties agree that they have voluntarily agreed to arbitrate their disputes in accordance with the foregoing.

                                XXXI.  NONPUBLICITY

       Without the prior written consent of the other party, which shall not be unreasonably withheld, a party shall not (a) make any news release, public announcement, denial or confirmation of this Agreement or its subject matter, or (b) advertise or publish any facts relating to this Agreement. In the event a party is required to make disclosure for statutory or regulatory reasons, the other party shall have the right to review any proposed disclosure provided that it shall do so [*] of its receipt of the proposed disclosure.

                              XXXII.  CONTROLLING LAW

       This Agreement shall be governed by and construed in all respects in accordance with the laws and regulation of the State of New York, U.S.A. The definitions set forth in the Incoterms of the International Chamber of Commerce, 1990 edition, shall be controlling. To the extent there may be any conflict between the law of the State of New York and the Incoterms, the Incoterms shall be controlling.


                            XXXIII.  REMEDIES CUMULATIVE

       Except as otherwise set forth herein, any rights of cancellation or termination, or remedies prescribed in this Agreement are cumulative and are not intended to be exclusive of any other remedy of which the injured party may be entitled to herein or at law or in equity, including but not limited to the remedy of specific performance.


                                XXXIV.  INTEGRATION

       This Agreement and its Attachments constitute the entire agreement of the parties as to the subject matter hereof and supersedes any and all prior oral or written understandings and agreements as to such subject matter, including any preprinted terms and conditions contained in any purchase orders and acknowledgments issued hereunder.


                         XXXV.  RELATIONSHIP OF THE PARTIES

35.01 It is the intent of the parties that during the term of this Agreement, Splash shall be an independent contractor, and nothing set forth herein shall be deemed or construed to render the parties joint ventures, partners or employer and employee. Neither party is authorized to make any commitment or representation on the other's behalf, except for the limited purpose of obtaining acceptance of the EULA for the benefit of Splash from end users, pursuant to Section 8.02.

35.02 During the term of this Agreement, if the term "partnership", "partner" or "development partner" or the like is used to describe the parties' relationship, Xerox and Splash agree to make it clear to third parties that these terms refer only to the spirit of cooperation between them and neither describe, nor expressly or through implication create, the legal status of partners or joint ventures.

       IN WITNESS WHEREOF, authorized representatives of the parties have affixed their signatures as of the Effective Date.


SPLASH TECHNOLOGY, INC.                      XEROX CORPORATION.
By:  /s/ Kevin Macgillivray                  By:  /s/ Brian Stern
Typed Name:  KEVIN MACGILLIVRAY              Typed Name:  Brian Stern
Title:  PRESIDENT & CEO                      Title:  President ODPG
Date:  APRIL 6, 1998                         Date:  3/3/98